EXHIBIT 10.42

As of November 14, 2001

TO:     Purchasers of Units (each a “Lender” and collectively the “Lenders”) consisting of $3,210,000 principal amount of 15% Senior Secured Notes of World Wireless Communications, Inc. (the “Company” or the “Borrower”).

Re:    Amendment of Agreements

Gentlemen:

Reference is made to the Loan Agreement between the Lenders and the Company dated as of May 17, 2001, as amended on August 7, 2001, effective as of May 17, 2001 (the “Agreement”), including the Warrant attached thereto as Exhibit B (collectively the “Warrants”) Amended and Restated Pledge/Security Agreement attached thereto as Exhibit C ( the “Security Agreement”).

For good and valuable consideration, the adequacy and sufficiency of which is hereby acknowledged by the Lenders, and as an additional inducement for the Company to continue its offering of units of its preferred stock and warrants pursuant to the Confidential Private Placement Memorandum dated January 8, 2002, the Company and each Lender agree as follows:

1.    The Borrower agreed to execute and deliver, and executed and delivered, Promissory Notes, which were all amended as of November 14, 2001 (except for the Note evidencing the loan of such date), to Lancer Offshore, Inc., in the aggregate principal sum of $2,560,000, and to Lancer Partners L.P., in the aggregate principal sum of $650,000, representing the total loans made by such parties to the Borrower during the period from May 17, 2001 through November 14, 2001, receipt of which Promissory Notes is hereby acknowledged, as set forth below:

Name of Lender	Principal Amount of Loan	Date of Loan
Lancer Offshore, Inc.	$1,125,000	May 17, 2001
Lancer Partners L.P.	$350,000	August 7, 2001
Lancer Partners L.P.	$100,000	September 6, 2001
Lancer Partners L.P.	$175,000	September 18, 2001
Lancer Partners L.P.	$25,000	October 3, 2001
Lancer Offshore, Inc.	$85,000	October 3, 2001
Lancer Offshore, Inc.	$175,000	October 9, 2001
Lancer Offshore, Inc.	$175,000	October 29, 2001
Lancer Offshore, Inc.	$1,000,000	November 14, 2001

2.    The Borrower agreed to execute and deliver, and executed and delivered, to Lancer Offshore, Inc. and Lancer Partners L.P. warrants to purchase 1,280,000 and 325,000 shares of the Borrower’s Common Stock, as set forth on Schedule 1 attached hereto.

3.    Section 1.1(a) of the Loan Agreement shall be amended to read as follows effective as of November 14, 2001:

“ (a)  Simultaneously with the execution and the delivery of this Agreement, Lancer Offshore, Inc. agrees to lend to Borrower the aggregate sum of $2,250,000, of which (i) the sum of $1,125,000 shall be paid to Borrower upon the execution and the delivery of this Agreement and (ii) the sum of $1,125,000 shall be paid to Borrower on July 15, 2001, provided that Borrower has raised the sum of $2,000,000 in equity from persons other than Michael Lauer and his affiliates, including, without limitation, Lancer Offshore Inc., Lancer Partners, L.P., and The Orbiter Fund Ltd.(such loan, together with any other amounts loaned pursuant to this Agreement by any Lender from time to time, including that specified in Section 1.1 (b) hereof, with the consent of the parties hereto, up to a total sum of $5,000,000, shall be referred to collectively as the “Loan”). The Loan shall be used solely by Borrower in the operation of its business as determined by the President of Borrower, subject to supervision thereof by Board of Directors of Borrower. As of November 14, 2001, Lancer Offshore, Inc. loaned the Borrower the principal amount of $2,560,000. The Loan shall be repaid on February 28, 2002 unless it is mandatorily converted into shares of Borrower’s Common Stock before that date as provided in Section 1.5 hereof. “

4.    Section 1.1(b) of the Loan Agreement shall be amended to read as follows effective as of November 14, 2001:

“ (b)  On August 7, 2001 Lancer Partners L.P. agrees to lend to Borrower the aggregate sum of $875,000, of which (i) the sum of $350,000 shall be paid to Borrower on August 7, 2001 and (ii) the sums of $275,000 shall be paid to Borrower on or about September 15, 2001, (but no later than September 20, 2001), and $250,000 on or about October 15, 2001 (but no later than October 20, 2001), or such other amount mutually agreed to by the parties hereto, provided that Borrower has raised the sum of $1,500,000 in equity from persons other than Michael Lauer and his affiliates, including, without limitation, Lancer Offshore Inc., Lancer Partners, L.P., and The Orbiter Fund Ltd, on or before October 15, 2001 The Loan shall be used solely by Borrower in the operation of its business as determined by the President of Borrower, subject to supervision thereof by the Board of Directors of Borrower. The initial $350,000 principal amount of the Loan shall be repaid on February 28, 2002, and the subsequent tranches of $275,000 and $250,000 of the Loan if and when made shall be repaid on February 28, 2002, unless such amounts are mandatorily converted into shares of Borrower’s Common Stock before that date as provided in Section 1.5 hereof. As of November 14, 2001, Lancer Partners L.P. loaned the Borrower the principal amount of $650,000.”

5.    Section 1.5 of the Loan Agreement shall be amended to read as follows, effective as of November 14, 2001:

“ (a)  The Loan shall be mandatorily converted into shares of the Common Stock of Borrower at the rate of one share per each $0.05 principal amount of debt, including interest (subject to adjustment for stock dividends, stock splits and reverse stock splits, if any) immediately upon (i) the approval of such conversion by Borrower’s shareholders at a meeting of shareholders held for such purpose (among other purposes) and (ii) Borrower’s receipt of $3,210,000 in equity from persons other than Michael Lauer and his affiliates, Lancer Offshore, Inc., Lancer Partner L.P. or the Orbiter Fund Ltd. on or before February 28, 2002.”

6.    The Warrants shall be amended as set forth in Schedule 2-A and 2-B attached hereto.

7.    Section 5.6(a) of the Security Agreement shall be amended to read as follows, effective as of November 14, 2001:

“Section 5.6    Additional Remedies upon Default.    Notwithstanding anything contained in this Agreement to the contrary, if Pledgor defaults in the payment of principal or interest on any Note at the maturity date of any Note, in addition to any interest rate penalty provided in the Note:

(a)  Pledgor shall transfer to Pledgee 1,605,000 shares of the common stock of Pledgor, subject to applicable securities laws restrictions, for each 30-day period during which such default shall be in existence (the “Default Shares”), commencing with the month in which such default first occurs and continuing until such default is cured or otherwise satisfied, but in no event shall Pledgor be required to issue more than 12,500,000 shares pursuant to this Section 5.6 (a). The representations and warranties of Pledgee set forth in Section 3 of Pledgee’s Subscription Agreement shall be true and correct with respect to such Default Shares on the date of each such transfer; and”

8.    Section 7.5(a) of the Security Agreement shall be amended to read as follows, effective as of November 14, 2001:

“Section 7.5    Expenses.

(a)  Pledgor shall not directly or indirectly incur a monthly burn rate greater than $250,000 during September, 2001, and $375,000, commencing as of October 1, 2001, and continuing during each month thereafter until the Obligations are satisfied, which shall mean that sum of the excess of (i) Pledgor’s expenditures for operations (including, without limitation, compensation and other payroll expenses, inventory, supplies and outside services, including accounting, legal and other advisory fees and expenses) less (ii) the amount of Pledgor’s revenues received, in each case determined on a cash basis, shall not exceed (A) the sum of $250,000 during September, 2001 and (B) the sum of $375,000 commencing as of October 1, 2001 and thereafter as provided herein.”

In consideration of the foregoing, each Lender unconditionally acknowledges that the Company is not in default under the Loan Agreement, any of the Notes or any other agreement which is a part of the Loan Agreement.

Except as amended as set forth herein, the Agreement, including, without limitation, the Security Agreement shall continue in full force and effect in accordance with its terms.

If this letter accurately sets forth our understanding, please sign your name below and return your signed original to us immediately.

Ve	ry truly yours,

WORLD WIRELESS COMMUNICATIONS, INC.

David D. Singer, President

LANCER OFFSHORE, INC.	LANCER PARTNERS L.P.

Michael Lauer, Manager	Michael Lauer, Manager

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